UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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XERIUM TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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14101 Capital Blvd

Suite 201

Youngsville, NC 27596

April 27, 2007

Dear Stockholder:

You are cordially invited to attend our 2007 Annual Meeting of Stockholders. The meeting will be held on June 6, 2007 at 10:00 A.M., North Carolina time, at the Sheraton Imperial Hotel and Convention Center located at 4700 Emperor Blvd. in Durham, North Carolina 27703.

The matters to be acted upon at the meeting are described in the accompanying Notice of 2007 Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. Your shares can be represented at the meeting by promptly completing, signing, dating and mailing the accompanying proxy card or voting instruction form.

We hope that you will join us on June 6, 2007. Your continuing interest is very much appreciated.

Sincerely,

Thomas Gutierrez

President & Chief Executive Officer

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 A.M., North Carolina Time

Date	Wednesday, June 6, 2007

Place	Sheraton Imperial Hotel and Convention Center located at 4700 Emperor Blvd. in Durham, North Carolina 27703.

Purpose	1. To elect seven directors.

2. To ratify the selection of Ernst & Young LLP as Xerium Technologies, Inc.’s independent registered public accounting firm.

3. To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Record Date	The directors have fixed the close of business on April 13, 2007 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver’s license or passport. If your company stock is held in a brokerage account or by a bank or other nominee and your name does not appear on the Company’s list of stockholders, you are considered the beneficial owner of shares held in street name. In this case, this proxy statement is being forwarded to you by your broker or nominee. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date in order to be admitted to the meeting.

Voting by Proxy

Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If your shares are held in street name, you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

Michael J. Stick

April 27, 2007	Executive Vice President, General Counsel
& Secretary

XERIUM TECHNOLOGIES, INC.

14101 Capital Blvd

Suite 201

Youngsville, NC 27596

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2007

GENERAL INFORMATION

Why am I receiving this proxy statement?

The Board of Directors (the “Board”) of Xerium Technologies, Inc. (“Xerium” or the “Company”) is soliciting proxies for the 2007 Annual Meeting of Stockholders (the “Annual Meeting”). You are receiving a proxy statement because you own shares of Xerium common stock that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether or not you attend the Annual Meeting. The proxy statement describes the matters on which the Company would like you to vote and provides information on those matters so that you can make an informed decision. The Company will mail the notice of Annual Meeting, proxy statement and proxy card to stockholders beginning on or about April 27, 2007.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for stockholders of Xerium to address all business that may come before the meeting and to vote on the following matters:

•	the election of seven directors; and

•	the ratification of the appointment of Ernst &Young LLP as the Company’s independent registered public accounting firm.

The Board recommends a vote FOR the election of the seven directors, and FOR the ratification of the appointment of Ernst &Young LLP as the Company’s independent registered public accounting firm.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many Xerium stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with Xerium’s transfer agent, American Stock Transfer and Trust Company (“AST”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by AST on behalf of Xerium. As the stockholder of record, you have the right to grant your voting proxy directly to Xerium or to vote in person at the Annual Meeting. Xerium has enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker of nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you can receive a legal proxy to present at the Annual Meeting.

How can I attend the Annual Meeting?

If you are listed as a stockholder of record as of April 13, 2007 you may attend the Annual Meeting if you bring proof of identification. If you are the beneficial owner of shares held in street name, you will need to bring proof of identification and provide proof of ownership by bringing either a copy of a brokerage statement or a letter from the record holder indicating that you owned the shares as of April 13, 2007.

How can I vote my shares in person at the Annual Meeting?

If you are the stockholder of record you may vote your shares in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. If you are the beneficial owner of shares held in street name you may vote your shares in person at the Annual Meeting if, in addition to proof of identification, you bring both a brokerage statement or a letter from the record holder indicating that you owned the shares as of April 13, 2007 and a legal proxy from the record holder issued in your name, which you will need to obtain in advance. Even if you plan to attend the Annual Meeting, the Company recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. For shares you hold directly as the stockholder of record, you may vote by granting a proxy or, for shares you hold beneficially in street name, you may vote by submitting voting instructions to your broker or nominee. You may submit your proxy or voting instruction card by marking, dating and signing it and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. For shares you hold directly as the stockholder of record, please refer to the more detailed instructions included on your proxy card. For shares you hold beneficially in street name, please refer to the more detailed instructions included on the voting instruction card included by your broker or nominee.

Can I change my vote?

You may revoke your signed proxy to management at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 13, 2007.

How many votes can be cast by all stockholders?

There were 44,434,325 shares of the Company’s common stock outstanding on the record date and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

What is a quorum?

A quorum is the minimum number of shares required to hold a meeting. Under Xerium’s By-Laws, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting, or 22,217,163 shares, must be represented in person or by proxy for a quorum.

What vote is required to approve each item?

For the election of the directors, the seven directors who receive the greatest number of votes cast in person or by proxy will be elected directors.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires approval by a majority of the votes cast in person or by proxy. Although ratification is not required by the Company’s By-Laws or otherwise, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee may change the appointment at any time during the year if it determines that such change would be in the best interests of Xerium and its stockholders.

If there are insufficient votes to approve the adoption of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as tellers for the meeting. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” and broker non-votes on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are treated as having voted against the matter. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

What happens if the meeting is postponed or adjourned?

Your proxy to management may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who can help answer my questions about the Annual Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

Investor Relations

Xerium Technologies, Inc.

One Technology Drive

Westborough Technology Park

Westborough, Massachusetts 01581

Telephone: 508-532-1790

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Information with Respect to Nominees for Directors

Seven directors will be elected at the Annual Meeting. The Board has recommended as nominees for election as directors the persons named in the table below. All of the nominees are currently directors of the Company. All directors elected at the Annual Meeting will serve until the 2008 Annual Meeting of Stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board will be voted for the election as directors of the seven nominees listed below. The Company has no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting.

The following table sets forth as to each nominee for election at the Annual Meeting: (i) his positions with the Company and his principal occupation during the past five years; (ii) his other directorships with publicly held companies or investment companies; (iii) his age as of April 1, 2007; and (iv) his period of service as a director of the Company.

Name	Positions with the Company and Principal Occupation and Other Directorships	Age	Director Since
John S. Thompson	Mr. Thompson has served as a director and chairman of the Board since July 2004. He served as chief executive officer of SPS Technologies, Inc., a manufacturer of specialty fasteners, assemblies, precision components, metalworking, magnetic products and superalloys listed on the New York Stock Exchange (the “NYSE”), from April 2002 to December 2003, when he retired. He also served as its president and chief operating officer from October 1999 to March 2002, and as a director from April 2000 to December 2003. Before joining SPS Technologies, Inc., he served as president and chief executive officer of BTR, Inc. (and after the merger referred to below, Invensys, Inc.), a manufacturer of engineered industrial products (including clothing, roll covers and spreader rolls), from June 1993 to September 1999 and as a director of BTR plc from May 1994 to January 1999, when BTR plc merged with Siebe plc to form Invensys plc. Prior to becoming president and chief executive officer of BTR, Inc., he served as chief executive officer and in other senior executive positions of several of its subsidiaries, including its clothing, roll covers and spreader rolls companies which later became owned by the Company.	59	July 2004

Thomas Gutierrez	Mr. Gutierrez has served as the Company’s president, chief executive officer and as a director since January 2002 and served as the Company’s chief operating officer from August 2001 to January 2002. Mr. Gutierrez served as chief executive officer of Invensys Power Systems (a subsidiary of Invensys plc), a manufacturer of uninterruptible power supplies, power management software, and related equipment and services, from January 1999 until July 2001.	58	January 2002

Michael O’Donnell	Mr. O’Donnell has served as the Company’s chief financial officer since March 2003 and as the Company’s executive vice president and as a director since April 2004. He served as president of the Group Services Division of ABB Ltd., a provider of power and automation	51	April 2004

Name	Positions with the Company and Principal Occupation and Other Directorships	Age	Director Since
	technologies for utility and other industrial customers, from April 2001 to March 2003. He served as executive vice president and chief financial officer for Invensys Power Systems from February 1998 to April 2001.

Donald P. Aiken	Mr. Aiken has served as a director since April 2004. He has served as chairman of the board of Gerber Scientific, Inc., a provider of software, computerized manufacturing systems, supplies, and services to the sign making and specialty graphics, ophthalmic lens processing, and apparel and flexible materials industries listed on the NYSE, since February 2004 and as a director since September 1997. Mr. Aiken served as a director of ABB Lummus Global, a subsidiary of ABB Ltd., from August 2003 through December 2005 and as a consultant to ABB, Inc. from February 2004 through December 2005. He served as chief executive officer and president of ABB, Inc., a provider of power and automation technologies for utility and other industrial customers, from February 2001 to January 2004.	63	April 2004

Michael Phillips	Mr. Phillips has served as a director since December 1999. He has been a partner at Apax Partners Beteiligungsberatung GmbH, a private equity and venture capital consulting firm, since March 1996. He joined Apax Partners Beteiligungsberatung GmbH in October 1992. He is also a director of IFCO Systems NV, Sulo Entsorgungs GmbH, Tommy Hilfiger Corporation, Mueller Brot AG and Anker Brot AG.	45	December 1999

Edward Paquette	Mr. Paquette has served as a director since July 2004. He served as vice president, chief financial officer and a director of Standex International Corp., a diversified manufacturing company listed on the NYSE, from September 1997 to August 2001, when he retired. Prior to joining Standex International Corp., he was a certified public accountant and partner at Deloitte & Touche LLP for 26 years.	71	July 2004

John Saunders	Mr. Saunders has served as a director since July 2004. From February 1996 to May 2002, when he retired, he served as a senior vice president and director of corporate strategy and development for BTR plc and then its successor Invensys plc, a provider of production services and technologies to a variety of industries.	63	July 2004

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR NAMED ABOVE.

CORPORATE GOVERNANCE

Director Independence

The Board has adopted Corporate Governance Guidelines that include standards for the independence of directors in accordance with the rules and regulations of the NYSE. The standards for the independence of directors are attached to this Proxy Statement as Appendix A and are also included in the Corporate Governance Guidelines available on the Company’s website at www.xerium.com. Using the standards set forth in the Corporate Governance Guidelines, the Board has determined that each of Messrs. Aiken, Paquette, Phillips, Thompson and Saunders is independent.

Board Meetings and Director Attendance at the Annual Meeting

The Board held 12 meetings during 2006. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that director served during 2006 (in each case, which were held during the period for which he was a director and/or a member of the applicable committee), with the exception that John Saunders did not attend at least 75% of such meetings of the Audit Committee and the Compensation Committee due to illness. The Company encourages the directors to attend Annual Meetings of Stockholders and believes that attendance at Annual Meetings of Stockholders is just as important as attendance at meetings of the Board and its committees. The Company has scheduled a Board meeting to coincide with the date of the Company’s Annual Meeting.

Board Committees

The Board has standing Audit, Compensation and Nominating and Corporate Governance Committees, each of which is comprised solely of independent directors and is described more fully below.

Audit Committee. Edward Paquette is the chairman and John S. Thompson and John Saunders are the other members of the Company’s Audit Committee, which met six times during 2006. The Board has determined that each member of the Company’s Audit Committee is independent within the meaning of the rules and regulations of the NYSE. Furthermore, as required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), no member of the Audit Committee receives, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company other than Board and committee fees. The Board has determined that Edward Paquette is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. The Audit Committee operates pursuant to a written charter that has been filed as Appendix B to this Proxy Statement and that is available free of charge on the Company’s website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581.

The principal duties and responsibilities of the Company’s Audit Committee are as follows: (a) to monitor the Company’s financial reporting process and internal control systems; (b) to appoint and replace the Company’s independent outside auditors from time to time, determine their compensation and other terms of engagement and oversee their work; (c) to oversee the performance of the Company’s internal audit function; and (d) to oversee the Company’s compliance with legal, ethical and regulatory matters. The Audit Committee and the Board have established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for confidential, anonymous submission by Company employees of concerns regarding questionable accounting or other matters, as described under “Policies on Communicating with Non-Management Directors and Reporting Concerns Regarding Accounting and Other Matters.” The Audit Committee also has the authority to hire independent counsel and other advisors to carry out the Audit Committee’s duties, and the Company is required to provide appropriate funding, as the Audit Committee determines, to compensate any advisors retained by the Audit Committee.

The Board has elected Donald P. Aiken to join the Audit Committee effective May 1, 2007. The Board has determined that Mr. Aiken is independent within the meaning of the rules and regulations of the NYSE. Mr. Aiken does not receive, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company other than Board and committee fees.

The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”

Compensation Committee. Donald P. Aiken is the chairman and John S. Thompson and John Saunders are the other members of the Company’s Compensation Committee. The Compensation Committee met seven times during 2006. The Board has determined that each current member of the Company’s Compensation Committee is independent within the meaning of the rules and regulations of the NYSE. The Compensation Committee operates pursuant to a written charter that is available free of charge on the Company’s website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581.

The principal duties and responsibilities of the Company’s Compensation Committee are as follows: (a) to provide oversight on the development and implementation of the Company’s compensation policies, strategies, plans and programs for its key employees and disclosure relating to these matters; (b) to review and approve the compensation of the Company’s chief executive officer and the other executive officers of the Company; (c) to provide oversight concerning the selection of officers, management succession planning, performance of individual executives and related matters.

Since 2005, Watson Wyatt Worldwide, Inc., a compensation consulting firm, has been engaged to assist the Compensation Committee in its administration of compensation programs for the Chief Executive Officer and other executive officers. See the “Compensation Discussion and Analysis” section of this Proxy Statement for information about the Company’s 2006 executive officer compensation.

The report of the Compensation Committee is included in this Proxy Statement under “Compensation Committee Report.”

Nominating and Corporate Governance Committee. John Saunders is the chairman and John S. Thompson and Donald P. Aiken are the other members of the Company’s Nominating and Corporate Governance Committee, which met two times during 2006. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the rules and regulations of the NYSE. The Nominating and Corporate Governance Committee operates pursuant to a written charter that is available free of charge on the Company’s website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581.

The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows: (a) to establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board; (b) to make recommendations regarding proposals submitted by the Company’s shareholders; (c) to make recommendations to the Board regarding corporate governance matters and practices, including compensation for outside directors.

In identifying and recommending nominees for positions on the Board, the Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under “Board Membership Criteria” in the Company’s Corporate Governance Guidelines, namely: (1) broad-based business skills and experiences; (2) prominence and reputation in their profession; (3) global business perspective; (4) concern for the long-term interests of the stockholders; and (5) personal integrity and judgment. The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board, but rather the Board believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Nominating and Corporate Governance Committee are responsible for discussing and evaluating possible candidates in detail and suggesting individuals to explore in more depth. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the Chair of the Nominating and Corporate Governance Committee would enter into a discussion with that candidate.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. It is the policy of the Nominating and Corporate Governance Committee that candidates recommended by stockholders will be given appropriate consideration in the same manner as other candidates. The procedure for submitting candidates for consideration by the Nominating and Corporate Governance Committee for election at the Company’s 2008 Annual Meeting of Stockholders is described under “Stockholder Proposals.”

Non-Management Director Meetings

In addition to the meetings of the committees of the Board described above, the Company’s non-management directors met four times in executive session during 2006; all of such executive sessions were in connection with Board meetings. John S. Thompson, the chairman of the Board, presided at these executive sessions. The non-management directors are Messrs. Thompson, Saunders, Aiken, Paquette and Phillips. The Board has established a procedure whereby interested parties may make their concerns known to the non-management directors, which is described under “Policies on Communicating with Non-Management Directors and Reporting of Concerns Regarding Accounting and Other Matters.”

Corporate Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Company has adopted a Corporate Code of Business Conduct and Ethics for its directors, officers and employees, including its chief executive officer, chief financial officer and controller. A copy of the Company’s Corporate Code of Business Conduct and Ethics may be accessed free of charge by visiting the Company’s website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581. The Company intends to satisfy the disclosure requirement regarding any amendment to, or waiver from, a provision of the Corporate Code of Business Conduct and Ethics that applies to its chief executive officer, chief financial officer or controller by posting the amendment or waiver to its website.

A copy of the Company’s Corporate Governance Guidelines may also be accessed free of charge by visiting the Company’s website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581.

Policies on Communicating with Non-Management Directors and Reporting of Concerns Regarding Accounting and Other Matters

The Board and the Audit Committee have adopted policies on communicating with the non-management directors and reporting concerns regarding accounting and other matters. Any shareholder or other interested party who wishes to communicate with the Chairman of the Board may do so by writing to Chairman of the Board, Xerium Technologies, Inc., 14101 Capital Boulevard, Suite 201, Youngsville, North Carolina 27596. Shareholders or other interested parties who wish to communicate with the non-management directors may do so by writing to Non-management Directors, c/o Chairman of the Board, Xerium Technologies, Inc., 14101 Capital Boulevard, Suite 201, Youngsville, North Carolina 27596. These communications will be handled by the Chairman and forwarded to the non-management directors at or prior to the next meeting of the non-management directors. Shareholders or other interested parties who wishes to communicate with the Board may do so by writing to: Board of Directors, c/o Chairman of the Board, Xerium Technologies, Inc., 14101 Capital Boulevard, Suite 201, Youngsville, North Carolina 27596. These communications will be handled by the Chairman and forwarded to directors at or prior to the next meeting of the directors. Any person, whether or not an employee, who has a concern about the conduct of the Company, or any of its people, including with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern by writing to Xerium Technologies, Inc., One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581, attention: General Counsel, through the Internet at www.ethicspoint.com or by calling 866-293-2399.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited financial statements for 2006, and has discussed these statements with management. The Audit Committee has also discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm during the 2006 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees).

The Audit Committee also received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the 2006 audited financial statements be included in the Company’s Annual Report on Form 10-K for 2006, for filing with the SEC.

With respect to the above matters, the Audit Committee submits this report.

Mr. Edward Paquette, Chairman

Mr. John S. Thompson

Mr. John Saunders

MANAGEMENT AND EXECUTIVE COMPENSATION

Management

The following table sets forth information regarding the Company’s executive officers as of April 1, 2007.

Name	Age	Position
Thomas Gutierrez	58	President, Chief Executive Officer and Director
Michael O’Donnell	51	Executive Vice President, Chief Financial Officer and Director
Joan "John" Badrinas Ardevol	53	President – Clothing Europe
Cheryl Diuguid	57	President – Xerium Asia
Josef Mayer	56	Executive Vice President – Business Development
Douglas Milner	46	President – Stowe Woodward Rolls Worldwide
David Pretty	43	President – Weavexx
Miguel Quiñonez	60	President – Xerium South America
Michael J. Stick	37	Executive Vice President and General Counsel

Thomas Gutierrez has served as the Company’s president, chief executive officer and as a director since January 2002 and served as the Company’s chief operating officer from August 2001 to January 2002. Mr. Gutierrez served as chief executive officer of Invensys Power Systems (a subsidiary of Invensys plc), a manufacturer of uninterruptible power supplies, power management software, and related equipment and services, from January 1999 until July 2001.

Michael O’Donnell has served as the Company’s chief financial officer since March 2003 and as the Company’s executive vice president and as a director since April 2004. He served as president of the Group Services Division of ABB Ltd., a provider of power and automation technologies for utility and other industrial customers, from April 2001 to March 2003. He served as executive vice president and chief financial officer for Invensys Power Systems from February 1998 to April 2001.

Joan "John" Badrinas Ardevol has served as the Company’s President—Clothing Europe since July 2006. He served as President of Trelleborg Automotive Europe from September 2000 until he joined the Company. From May 1996 until 2000, Mr. Badrinas was Group Technical Director of BTR Anti-Vibrations Systems, which was sold to Trelleborg AB and became Trelleborg Automotive Europe. Previously, from 1984 to 1996, he held a series of positions ranging from Product Development Engineer to Industrial Operations Director with Pendelastica s.a. in Spain, a manufacturer of rubber and metal anti-vibration components used in automotive applications.

Cheryl Diuguid has served as the Company’s President—Xerium Asia since December 2005. From September 2005 to December 2005 she was the Company’s executive vice president of corporate development. Prior to joining the Company, Ms. Diuguid was the Senior Vice President of Asia for Enersys, Inc., a battery company, from January 2004 to September 2005. She was Enersys' Vice President Strategic Planning and Asia from March 2002 to January 2004. Prior to Enersys, Ms. Diuguid served as Vice President and General Manager of Worldwide Operations for the Invensys Energy Storage business located in Chippenham, UK from 1999 to March 2002.

Josef Mayer has served as the Company’s Executive Vice President—Business Development since July 2006, after serving as the Company’s president of clothing Europe since May 2003 and president of the Company’s Wangner clothing business in Germany since May 2001. From May 2003 to December 2005 he also had responsibility for the Company’s Asia Pacific clothing operations. From July 1997 to April 2001, Mr. Mayer served as Chief Executive Officer and Managing Director of Labelmaker Holding GmbH, a consulting and investment firm. Through this position, he served, on a consulting basis, as a managing director and president of the Eastern Europe division of MMP Austria GmbH, a manufacturer of chip board and folding boxes from June 1999 to April 2001 and as a managing director of Illert GmbH Hanau, a manufacturer of labels, from July 1997 to May 1999.

Douglas Milner has served as the Company’s President—Stowe Woodward Rolls Worldwide since February 2004. He served as chief executive officer of Ziptronix, Inc., an early stage company focusing on room-temperature covalent bonding and integration of semiconductor materials, from January 2002 to February 2004. He served as president of Invensys Power Systems (a subsidiary of Invensys plc), a manufacturer of uninterruptible power supplies, power management software, and related equipment and services, from March 1999 to January 2002.

David Pretty has served as President—Weavexx, the Company’s North American clothing operation, since December 2005. From November 2004 to December 2005 he was the Senior Vice President—Sales, Marketing, Technology and Operations for Weavexx. From August 2003 to November 2004 he was the Senior Vice President—Sales, Marketing and Technology for Weavexx. From August 2000 until August 2003 he was the Vice President – Sales and Marketing for Weavexx.

Miguel Quiñonez has served as President—Xerium South America since December 2005. He was the Company’s President—Clothing Americas from January 2004 to December 2005 with responsibility for the Company’s clothing business in South America and, from January 2004 to August 2005, North America. From February 2000 to January 2004 he served as the Company’s president of clothing for South America. He joined BTR plc in 1964 and served as president of its paper group—South America from November 1996 to February 2000 (including after the January 1999 merger of BTR plc and Siebe plc which formed Invensys plc).

Michael J. Stick has served as the Company’s executive vice president and general counsel since May 2004. From September 1995 to May 2004, he was a corporate attorney at Ropes & Gray LLP in Boston, Massachusetts.

Compensation Discussion & Analysis

Overview of Compensation Program. The Compensation Committee establishes the compensation for the chief executive officer and the other executive officers of the Company. The executive officers' compensation has three primary components: base compensation or salary, annual cash performance bonuses and equity based awards. Executive officers also receive a variety of benefits. These include benefits that are available generally to all salaried employees in the geographical location where the executive officer is based as well as benefits available only to executive officers generally or the particular executive officer.

Compensation Philosophy and Objectives. The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation in an effort to enhance the Company’s ability to retain and, as necessary, attract superior employees in key positions. The Compensation Committee designs executive compensation packages for its executives, including the named executive officers, that include both cash and stock-based compensation to reward performance as measured against established goals. While there is no rigid formula for the allocation between cash and stock-based compensation, the Compensation Committee balances the compensation elements to reward annual results and motivate long-term performance.

Role of Executive Officers in Compensation Decisions. The Compensation Committee makes all compensation decisions for the executive officers. The Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation, including with respect to salary adjustments, structure of annual awards and annual award amounts, for both himself and the other executive officers. The Chief Executive Officer discusses with the Compensation Committee the Company’s performance and the individual performance of himself and the other executive officers. In addition to the Chief Executive Officer, the Chief Financial Officer and/or the General Counsel are sometimes present for discussions of the Compensation Committee regarding compensation of executive officers. While the Compensation Committee considers the recommendations of the Chief Executive Officer, the Compensation Committee ultimately decides salary adjustments, the structure of annual awards and annual award amounts for all executive officers.

Setting Executive Compensation. At the request of the Compensation Committee, the Company engaged Watson Wyatt Worldwide, Inc., a compensation consulting firm, to conduct an annual review of its cash and equity compensation program for the Chief Executive Officer and other executive officers in order to assist the Compensation Committee in establishing compensation for 2006. Watson Wyatt Worldwide, Inc. also reviewed the supplemental executive retirement plans of the Chief Executive Officer and Chief Financial Officer and the severance arrangement provisions included in the employment contracts of the executive officers. Watson Wyatt Worldwide, Inc provides the Compensation Committee with relevant market data to consider when making compensation decisions for the executive officers. In connection with its compensation review for the Company, in addition to general survey data, Watson Wyatt Worldwide, Inc. considered the cash and equity compensation practices of 15 publicly held companies in the manufacturing industry. The companies included in the study were the following:

• Actuant Corporation	• Nordson Corporation

• Albany International Corp.	• Simpson Manufacturing Co.

• Banta Corporation	• A. O. Smith Corporation

• Barnes Group Inc.	• Thomas & Betts Corporation

• CLARCOR Inc.	• Trinity Industries, Inc.

• IDEX Corporation	• Waters Corporation

• Lincoln Electric Holdings, Inc.	• Watts Water Technologies, Inc.

• Mueller Industries, Inc.

These companies included in the Watson Wyatt Worldwide, Inc. study were chosen based on certain business characteristics, including annual revenues, employee headcount, geographic scope of business and type of business. In addition to benchmarking studies, the Compensation Committee has historically taken into account input from other sources, including input from other non-employee members of the Board of Directors and publicly available data relating to the compensation practices and policies of other companies within and outside of the Company’s industry. While the Compensation Committee does not view benchmarking as appropriate as a stand-alone tool for setting compensation because it believes that there are aspects of each company’s business, objectives and particular circumstances that may be unique to that company, gathering this information is an important part of the Compensation Committee’s compensation-related decision-making process.

Watson Wyatt Worldwide, Inc. also provides services to the Company from time to time, including the provision of actuarial services and consulting services relating to certain pension and post-retirement plans of the Company and its subsidiaries.

The Compensation Committee engaged Watson Wyatt Worldwide, Inc. to conduct a review of the Company’s cash and equity compensation program for the Chief Executive Officer and other executive officers to assist it in making compensation decisions for 2007. The Compensation Committee intends to continue to retain the services of third-party executive compensation specialists from time to time, as the Committee sees fit, in connection with the establishment of cash and equity compensation and related policies.

2006 Executive Compensation Components. For the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers were base salary and cash based incentive compensation. While the Compensation Committee believes that equity based incentive compensation is an important part of the Company’s executive compensation program, the Compensation Committee determined not to make any equity awards in 2006, the year following the Company’s initial public offering. The Compensation Committee expects to make equity based awards to executive officers on an annual basis beginning in 2007.

Base Salary. The Compensation Committee annually reviews and approves the base salary of the chief executive officer and the Company’s other executive officers. In making these determinations, the Compensation Committee considers various factors such as the Company’s performance, the executive’s performance and responsibilities, leadership, years of experience, competitive salaries within the marketplace, and the executive’s total compensation package. For 2006, the Compensation Committee did not change the base salary of the Chief Executive Officer or of any of the other named executive officers from that in effect as of the end of 2005. The salary column of the Summary Compensation Table for 2006 does not set forth the same amounts as the salary column of the Summary Compensation Table for 2005 in the Company’s proxy statement prepared in 2006 for Messrs. Mayer, Quiñonez and Gutierrez due to (i) in the case of Messrs. Mayer and Quiñonez, fluctuations in the currency exchange rates between the U.S. Dollar and each of the Euro, Argentine Pesos and Brazilian Real and (ii) in the case of Mr. Gutierrez, a change in his base salary during 2005.

Annual Incentive Cash Bonus. In order to reinforce the importance of increasing shareholder value, the Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of annual incentive cash bonuses. In 2006, the Company adopted its 2006 Cash Incentive Bonus Plan (the “Plan”). The Plan provides for the award of annual incentive bonuses to those executive officers and other key employees of the Company and its subsidiaries that the Compensation Committee selects to participate on an annual basis based upon the potential contributions that such individuals may make to the Company. The maximum bonus that any participant may receive under the Plan in respect of any year is $3,500,000.

The Company intends for awards under the Plan to its executive officers to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. Under Section 162(m), a publicly held corporation is generally not entitled to a federal income tax deduction with respect to any taxable year for compensation in excess of $1 million to its chief executive officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation is not subject to this deduction limitation. To qualify for the performance-based compensation exception under Section 162(m), compensation must, among other things, be paid under a plan the material terms of which, including the general performance criteria used as the bases for determining awards, have been approved by stockholders. The Plan was approved by the Company’s stockholders in 2006.

In the case of awards intended to qualify for the performance-based compensation exception under Section 162(m) (as evidenced by the actions of the Compensation Committee in granting or documenting such award), the Compensation Committee will pre-establish, in writing, one or more performance criteria no later than 90 days after the commencement of the period of service to which the performance relates or at such earlier time as is required to qualify the Award as performance-based under Section 162(m). The performance criteria will be an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisions, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis, including, without limitation, EBITDA or Adjusted EBITDA as determined for purposes of any credit agreement or other agreement to which the Company is a party; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; net cash from operations plus or minus such expenditures, expenses, cash proceeds from dispositions (whether or not of operating assets) and other objectively determinable adjustments, if any, as the Committee may determine; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or re-financings. A performance criterion and any targets with respect thereto determined by the Compensation Committee need not be based upon an increase, a positive or improved result or avoidance of loss.

The Compensation Committee selected each of the Company’s executive officers, as well as certain other key employees of the Company, as participants in the Plan for 2006. The Compensation Committee granted the Company’s executive officers award opportunities for 2006 based on whether targets established by the Compensation Committee in respect of net cash provided by operating activities and Adjusted EBITDA (as defined in the Company’s senior secured credit facility) were achieved. If the Company’s performance satisfied these targets, then, subject to the other requirements of the awards, the executive officer would have received a specified percentage of such executive officer’s base salary, provided that the maximum bonus any participant could have received under the award is two times the specified percentage. For 2006, the compensation committee selected Messrs. Gutierrez and O’Donnell to participate with a specified percentage of 100% and selected Messrs. Mayer, Milner, and Quiñonez to participate with a specified percentage of 75%. The Company’s performance did not satisfy these targets and the Company’s named executive officers did not receive incentive cash bonuses under the Plan for 2006 and did not receive any other incentive cash bonuses in respect of 2006.

Long-Term Compensation. The Company seeks to create long-term performance incentives for its executive officers by aligning their economic interests with the interests of the Company’s shareholders through the Company’s 2005 Equity Incentive Plan (the “2005 Plan”). The 2005 Plan provides for the grant of awards consisting of any or a combination of stock options, stock appreciation rights (“SARs”), restricted stock, unrestricted stock or stock unit awards to key employees, directors and consultants. Awards under the 2005 Plan are designed to align the economic interests of the executive officer with those of shareholders in that the potential value of the awards is directly related to the future value of the Company’s stock.

The Compensation Committee administers the 2005 Plan and has the power to select participants, determine award terms and conditions and adopt, alter and repeal administrative rules, guidelines and practices applicable to the 2005 Plan. During 2005, the Company granted an aggregate of 1,239,026 restricted stock units under the

2005 Plan, including 755,260 to its executive officers (excluding dividends paid in kind on certain of the restricted stock units at the same rate as dividends on the Company’s common stock). The restricted stock units granted to the executive officers (other than certain of the restricted stock units granted to Mr. Gutierrez, as discussed further below) will generally only vest if:

•

the cumulative total return on the Company’s common stock, measured as growth in the per share price of the Company’s common stock and dividends paid on the Company’s common stock from the closing of the Company’s initial public offering on May 19, 2005, satisfies annual targets that the Compensation Committee has established in respect of the first four years following the offering (or, in the case of Mr. Quiñonez, in respect of the first two years following the offering); and

•

the executive officer continues to be employed with the Company through the fourth anniversary of the closing of the offering (or, in the case of Mr. Quiñonez, through the second anniversary of the closing of the offering).

The restricted stock units may also vest, in whole or in part, if a “covered transaction” (as defined in the 2005 Plan) occurs and the cumulative total return vesting requirements have previously been satisfied or would be satisfied based on the transaction price.

In addition to the foregoing, certain of the restricted stock units granted to Mr. Gutierrez vest completely, without regard to the cumulative total return vesting requirement, in equal installments on the first, second, and third anniversaries of the closing of the offering provided that Mr. Gutierrez remains employed by the Company on such dates or upon the earlier occurrence of certain covered transactions or upon his earlier termination if due to his death, disability, termination by the Company or by Mr. Gutierrez if with “good reason,” as defined in his employment agreement. They shall otherwise be forfeited. Dividends on such restricted stock units are paid at the same rate as dividends on the Company’s common stock, but only in the form of additional restricted stock units.

The Company will issue one share of common stock in respect of each fully vested restricted stock unit. The maximum number of shares that may be delivered under or in satisfaction of awards under the 2005 Plan is 2,500,000 shares of common stock, determined net of shares withheld from an award in satisfaction of tax withholding requirements. The maximum number of shares of stock for which options and SARs may be granted to any particular participant in a calendar year shall be, in each case, 500,000, and the maximum number of shares of stock subject to other awards that may be delivered to any particular participant in any calendar year shall be 500,000. These limits are subject to adjustment in the case of stock dividends and other transactions affecting the common stock.

While the Compensation Committee determined not to make any equity awards in 2006, the Compensation Committee expects to make equity based awards to executive officers on an annual basis beginning in 2007. The Compensation Committee’s current expectation is that all equity award grants will be in the form of restricted stock unit awards, although the Compensation Committee may determine to grant other types of equity awards in the future. In March of 2007, the Compensation Committee granted performance based restricted stock units to certain employees, including the executive officers, that, subject to other provisions of the awards, will generally only vest if the Company achieves a target level for a performance metric based upon Adjusted EBITDA (as defined in the Company’s senior secured credit facility as of March 29, 2007 and subject to certain additional adjustments) for 2007. To the extent that the Compensation Committee grants performance based restricted stock units that vest based upon the achievement of annual financial targets to executive officers, the Compensation Committee expects to grant these awards at a meeting held in the first quarter of the year. The Compensation Committee also expect to grant in May of 2007 to certain employees, including the executive officers, performance based restricted stock unit awards that, subject to other provisions of the awards, will generally only vest if the Company achieves a cumulative total return target on the Company’s common stock, measured as growth in the per share price of the Company’s common stock and dividends paid on the Company’s common stock. The Compensation Committee expects to grant performance based restricted stock unit awards that generally only vest if the Company achieves a cumulative total return target on the Company’s common stock only at meetings held during periods when the Company’s executive officers are not precluded from trading in securities of the Company under the Company’s insider trading policy.

Ownership Guidelines. The Compensation Committee recognizes that alignment of the interests of executive officers with those of the Company’s security holders is important. While the Compensation Committee does not believe that it is appropriate to set a particular level of ownership, it believes that equity based awards help to align these incentives and serve as an integral part of the executive officer compensation program.

401(k) Plans.The Company maintains a tax-qualified defined contribution plans with a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. U.S. employees become eligible to participate in the plans after completing two months of employment with the Company. Each participant in the plans may elect to defer, in the form of contributions to the plan, up to 15% of compensation that would otherwise be paid to the participant in the applicable year, up to the statutorily prescribed annual limit. Under the plan applicable to the Company’s U.S. executive officers, the Company makes a matching contribution with respect to each participant’s elective contributions, up to 4% of such participant’s compensation, subject to certain limitations.

Retirement Benefits. The Company maintains a pension plan for U.S. salaried employees, including certain of the Company’s executive officers (the “U.S. pension plan”). The U.S. pension plan is a funded, tax-qualified, noncontributory defined-benefit pension plan and is described in more detail below under the heading “Pension Benefits”. The Company also contributed to an Argentine pension plan for Miguel Quiñonez through December 2006 in accordance with the terms of his employment Agreement. In addition, Miguel Quiñonez and Josef Mayer participate in government pension arrangements in Argentina and Germany, respectively.

In addition, the Company has adopted an unfunded, nonqualified supplemental executive retirement plan (“SERP”) for each of Messrs. Gutierrez and O’Donnell. Under the SERP, each of Messrs. Gutierrez and O’Donnell will be entitled to receive, at age 62, annual SERP payments equal to a specified percentage of his average annual base salary during the three years in which his base salary was highest during the ten years immediately prior to termination of employment (not including any compensation earned before January 1, 2004), multiplied by his years of service with the Company, less the amounts to which he is entitled under the Company’s U.S. pension plan. The SERP benefit formula is based on a percentage factor of 3% in Mr. Gutierrez’ case and 2.5% in Mr. O’Donnell’s case. More detail regarding these SERPs is provided below under the heading “Pension Benefits”.

Perquisites and Other Personal Benefits. The Company provides named executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain executive superior employees for key positions. These benefits include premiums paid for term life insurance policies, car allowances or an automobile for personal use, country club dues and relocation expenses. Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2006, are included in the next to last column of the Summary Compensation Table below.

Employment Agreements. The Company has entered into Employment Agreements with certain key employees, including the named executive officers. The employment agreements for the named executive officers are described below under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control”. These agreements include severance arrangements and, in some cases, the level of severance is dependent upon the proximity of termination to a change of control (as defined in the applicable agreement). Information regarding applicable payments under such agreements for the named executive officers is provided below the description of the employment agreement for the applicable named executive officer.

Tax and Accounting Implications.

Deductibility of Executive Compensation. In establishing compensation, the Compensation Committee takes into account the provisions of Section 162(m) of the Code, which exempts some performance-based compensation from the $1 million deduction limit. The Compensation Committee may, however, approve compensation that does not qualify for the exemption to attract and retain executives.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, the Company began accounting for stock-based awards, including its restricted stock unit awards in accordance with the requirements of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment (Revised 2004).”

Summary Compensation Table

The following table sets forth information with respect to the compensation for the Company’s chief executive officer, the Company’s chief financial officer and each of the Company’s three other most highly compensated executive officers during 2006. These individuals are referred to as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Thomas Gutierrez	2006	$670,000		—	$1,213,481	(2)	—	—	$235,517	$34,931	(3)	$2,153,929
Chief Executive Officer

Michael O’Donnell	2006	$375,000		—	$119,637	(4)	—	—	$78,656	$42,902	(5)	$616,195
Chief Financial Officer

Josef Mayer	2006	$346,500	(*)	—	$89,727	(4)	—	—	—	$7,696	(6)	$443,923
Executive Vice President of Business Development

Miguel Quiñonez	2006	$345,734	(**)	—	$60,124	(4)	—	—	—	$374,570	(7)	$780,428
President— Xerium South America

Douglas Milner	2006	$350,000		—	$89,727	(4)	—	—	$12,571	$30,287	(8)	$482,585
President— Stowe Woodward Rolls Worldwide

(*)	Mr. Mayer’s 2006 salary is converted from Euros at an assumed exchange rate of $1.26 per Euro, which represents the average exchange rate for 2006.
(**)	Mr. Quiñonez’ 2006 salary was paid partly in Argentine Pesos and partly in Brazilian Reals. The Argentine Peso portion of his salary in 2006 is converted from Pesos at an assumed exchange rate of $0.33 per Peso, which represents the average exchange rate for 2006. The Brazilian Real portion of his salary in 2006 is converted from Reals at an assumed exchange rate of $0.46 per Real, which represents the average exchange rate for 2006. Salary amounts for Mr. Quiñonez include amounts paid to him in respect of (a) time spent on vacation in accordance with Argentine law, (b) fees associated with serving as a director of an Argentine subsidiary of the Company and (c) purchase orders for food.
(1)	The amounts in this column reflect the dollar amount recognized as expense for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about March 5, 2007. Notwithstanding the foregoing, the expense calculations set forth in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts set forth may be more or less than the value ultimately realized by the Named Executive Officer based upon, among other things, the value of the Company’s Common Stock at the time of vesting of the restricted stock unit awards, whether the Company achieves certain performance goals and whether such awards actually vest.
(2)

Reflects (i) the grant of a restricted stock unit award in 2005 that is subject to performance-based conditions on vesting and (ii) the grant of a restricted stock unit award in 2005 that is not subject to performance-based conditions. Dividends are paid on the restricted stock unit award that is not subject to performance-based conditions at the same rate as dividends on the Company’s common stock, but only in the form of additional restricted stock units. Mr. Gutierrez received an aggregate of 14,862 additional restricted stock units in 2006 in respect of such dividend payments. In accordance with FAS 123(R), no additional expense was reported in the Company’s financial statements for 2006 in respect to such additional restricted stock units relating to dividend payments and, accordingly, they are not reflected in the table above.

(3)	Includes $16,324 in respect of premiums for term life insurance policies for the benefit of Mr. Gutierrez. In addition, reflects perquisites and other personal benefits in the aggregate amount of $18,607, which includes $11,407 associated with country club dues and $7,200 associated with an automobile allowance.
(4)	Reflects the grant of restricted stock unit awards in 2005 that are subject to performance-based conditions on vesting.
(5)	Includes $8,800 in respect of employer contributions to Mr. O’Donnell’s 401(k) account and $2,880 in respect of premiums for term life insurance policies for the benefit of Mr. O’Donnell. In addition, reflects perquisites and other personal benefits in the aggregate amount of $31,222, which includes (i) $12,615 associated with reimbursement of moving expenses, (ii) $11,407 associated with country club dues and (iii) $7,200 associated with an automobile allowance.
(6)	Represents the value of Mr. Mayer’s personal use of an automobile that the Company owns, converted from Euros at an assumed exchange rate of $1.26 per Euro, which represents the average exchange rate for 2006.
(7)	Includes (i) $270,793 that was contributed to Mr. Quiñonez’ Argentine pension, (ii) a tax equalization payment of $83,076, including a related tax gross-up payment, made to reimburse Mr. Quiñonez for certain increases in his taxes relating 2005 income over those he would have paid had he remained working solely in Argentina and (iii) a tax gross-up payment of $14,645 made in respect of income imputed to Mr. Quiñonez for certain perquisites and other personal benefits. In addition, reflects perquisites and other personal benefits in the aggregate amount of $6,056, which includes amounts associated with the use of a Company automobile, amounts in respect of premiums for term life insurance for the benefit of Mr. Quiñonez and amounts in respect of premiums for supplementary medical insurance. The pension contributions, tax gross-up payment and perquisites and other personal benefits were made in Argentine Pesos and are converted from Argentine Pesos at an exchange rate of $0.33 per Peso, which represents the average exchange rate for 2006. The tax equalization payment was also made in Argentine Pesos and is converted from Argentine Pesos at an exchange rate of $0.33 per Peso, which represents the exchange rate on the date of payment.
(8)	Includes $8,800 in respect of employer contributions to Mr. Milner’s 401(k) account and $2,880 in respect of premiums for a term life insurance policy for the benefit of Mr. Milner. In addition, reflects perquisites and other personal benefits in the aggregate amount of $18,607, which includes (i) $11,407 associated with country club dues and (iii) $7,200 associated with an automobile allowance.

Grant of Plan-Based Awards

In 2006, the principle component of compensation paid to the Named Executive Officers was base salary. As discussed in Compensation Discussion and Analysis above, the Named Executive Officers did not receive any payments under the 2006 Cash Incentive Bonus Plan with respect to 2006 and did not receive any equity based award in 2006, other than dividends on certain restricted stock units held by Mr. Gutierrez paid in the form of additional restricted stock units. The following table sets forth information with respect to plan-based awards granted to Named Executive Officers in 2006.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas Gutierrez	—	$0	$670,000	$1,340,000	—	—	—	—	—	—
Michael O’Donnell	—	$0	$375,000	$750,000	—	—	—	—	—	—
Josef Mayer	—	$0	$259,875	$519,750	—	—	—	—	—	—
Miguel Quiñonez	—	$0	$259,301	$518,601	—	—	—	—	—	—
Douglas Milner	—	$0	$262,500	$525,000	—	—	—	—	—	—

(1)	These columns show the range of payouts targeted under the 2006 Cash Incentive Bonus Plan as described under the section entitled “Annual Incentive Cash Bonus” in Compensation Discussion and Analysis.
(2)	Pursuant to the terms of a restricted stock unit award granted to Mr. Gutierrez in 2005 that is not subject to performance-based conditions on vesting, dividends are paid on this restricted stock unit award at the same rate as dividends on the Company’s common stock, but only in the form of additional restricted stock units. Mr. Gutierrez received an aggregate of 14,862 additional restricted stock units in 2006 in respect of such dividend payments. In accordance with FAS 123(R), no additional expense was reported in the Company’s financial statements for 2006 in respect to such additional restricted stock units relating to dividend payments and, accordingly, they are not reflected in the table above.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the Named Executive Officers regarding outstanding equity awards held as of December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Thomas Gutierrez	—	—	—	—	—	150,814	(1)	$1,476,469	188,917	(2)	$1,849,497
Michael O’Donnell	—	—	—	—	—	—		—	83,334	(2)	$815,840
Josef Mayer	—	—	—	—	—	—		—	62,500	(2)	$611,875
Miguel Quiñonez	—	—	—	—	—	—		—	20,834	(2)	$203,965
Douglas Milner	—	—	—	—	—	—		—	62,500	(2)	$611,875

(1)	Reflects the unvested portion of a restricted stock unit award granted in 2005 that is not subject to performance-based conditions on vesting, including dividends paid on such restricted stock unit award in the form of addition restricted stock unit awards. The actual number of shares issued in respect of the unvested portion of such award may be as low as zero, and as high as the number of shares shown in the table above plus additional shares related to future dividend payments, based on whether the conditions of the award are achieved (see section entitled “Long-Term Compensation” in Compensation Discussion and Analysis for more information).
(2)	Reflects restricted stock unit awards granted in 2005 that are subject to performance-based conditions on vesting. The actual number of shares issued in respect of such awards may be as low as zero, and as high as the number of shares shown in the table above, based on whether the conditions of the award are achieved (see section entitled “Long-Term Compensation” in Compensation Discussion and Analysis for more information).
(3)	Market values in this table are determined using a price per share of the Company’s common stock of $9.79, the closing price on the New York Stock Exchange on December 29, 2006.

Option Exercises and Stock Vested Table

The following table sets forth information for the Named Executive Officers regarding the value realized during 2006 by such executives pursuant to shares acquired upon vesting of stock awards. None of the Named Executive Officers exercised any stock options during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Thomas Gutierrez	—	—	70,581	(1)	$658,521	(2)
Michael O’Donnell	—	—	—		—
Josef Mayer	—	—	—		—
Miguel Quiñonez	—	—	—		—
Douglas Milner	—	—	—		—

(1)	Of these 70,581 shares, 22,904 shares were withheld by the Company in respect of tax obligations.
(2)	Market value is determined using a price per share of the Company’s common stock of $9.33, the closing price on the New York Stock Exchange on May 19, 2006, which is the date the shares reflected in the table above became vested.

Pension Benefits

Pension Plan. The Company’s pension plan for U.S. salaried employees, including the Company’s executive officers, and U.S. non-union hourly employees (the “U.S. pension plan”) is a funded, tax-qualified, noncontributory defined-benefit pension plan. Benefits under the U.S. pension plan are based upon an employee’s years of service and the average of the employee’s highest five calendar years of compensation in the last ten calendar years of service with the Company and its subsidiaries, the “final average earnings,” and are payable after retirement. Covered employees become vested in the U.S. Pension plan after the completion of five years of vesting service. Earnings covered by the U.S. pension plan are total cash compensation, including salary and bonuses, less taxable fringe benefits, as defined in the plan. Benefits under the U.S. pension plan are calculated as an annuity equal to 0.9% to 1.4% of the participant’s final average earnings multiplied by years of service. Credited years of service cannot exceed 30 years. For purposes of the annual pension benefit calculation, final average earnings as of December 31, 2006 could not exceed $220,000. Contributions to the U.S. pension plan are made entirely by the Company and are paid into a trust fund from which the benefits of participants will be paid. The benefits listed in the table below are not subject to any deduction for Social Security, but are subject to offset by accrued benefits under specified predecessor plans.

Supplemental Executive Retirement Plans. The Company has adopted a supplemental executive retirement plan (the “SERP”) for each of Mr. Gutierrez and Mr. O’Donnell in connection with their employment agreements. The SERPs are unfunded, nonqualified plans. Under the applicable SERP, each of Messrs. Gutierrez and O’Donnell would be entitled to receive, at age 62, annual SERP payments equal to a specified percentage of his average annual base salary during the three years in which his base salary was highest during the ten years immediately prior to termination of employment (not including any compensation earned before January 1, 2004), multiplied by the executive’s years of service with the Company, less the amounts to which he is entitled under the Company’s U.S. pension plan. The SERP benefit formula is based on a percentage factor of 3% in Mr. Gutierrez’ case and 2.5% in Mr. O’Donnell’s case. Each of Mr. Gutierrez and Mr. O’Donnell is fully vested in his SERP benefit. The annual payments under the SERP, before offsets, cannot exceed 50% of the three-year average annual base salary.

Although the normal form of payment under the SERP is an annuity, the SERP permits the participant to elect an alternative payment option selected from among actuarially equivalent forms permitted under the U.S. pension plan, provided that any such election must be made at the time and in the manner that the Compensation Committee provides, consistent with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

If a participant retires after age 55 but before age 62 with at least five years of service, he will be entitled to receive benefits under the SERP immediately following his retirement, but any such benefits will be reduced by one third of one percent for each month prior to age 62. If the participant retires before age 62 and without having completed five years of service, he will not be entitled to receive a benefit under the SERP until he turns 62. In the event of a participant’s death before commencement of his benefit, whether or not he is employed by the Company at time of death, the participant’s surviving spouse, if any, is entitled to receive an annual benefit for the remainder of her life equal to 50% of the benefit the participant would have been entitled to receive assuming payment in the form of a 50% joint and survivor annuity.

The SERP is unfunded and payable from the Company’s general assets, except that in the event of certain change of control transactions, the Company will establish an irrevocable trust, which is a so called “rabbi trust,” and contribute an amount equal to the actuarial equivalent of the SERP benefit.

The SERP can be amended only by written instrument signed by the Company pursuant to authorization of the Compensation Committee and by the participant (or, following the participant’s death, if benefits remain payable to his spouse, by his spouse).

The following table sets forth information on the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the U.S. pension plan and his SERP (to the extent that such Named Executive Officer participates in the U.S. pension plan or a SERP) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)			Payments During Last Fiscal Year ($)
Thomas Gutierrez	U.S. Pension Plan SERP	5.130 5.130	$ $	99,960 837,402	(2)	— —
Michael O’Donnell	U.S. Pension Plan SERP	3.580 3.580	$ $	49,574 171,855	(2)	— —
Josef Mayer	—	—		—		—
Miguel Quiñonez	—	—		—		—
Douglas Milner	U.S. Pension Plan	2.649		$28,539		—

(1)	As of December 31, 2006. Covered employees become vested in the U.S. Pension plan after the completion of five years of vesting service. As of December 31, 2006, Messrs. Milner and O’Donnell were not vested in the U.S. Pension Plan.
(2)	The SERP benefits listed in the table reflect the assumed offset for amounts payable under the U.S. pension plan. As noted in note 1 above, Mr. O’Donnell was not vested in the U.S. Pension Plan as of December 31, 2006

Nonqualifed Deferred Compensation

None of the Named Executive Officers received any nonqualified deferred compensation in 2006.

Employment Agreements and Potential Payments Upon Termination or Change in Control

The Company has entered into an employment agreement with each of Thomas Gutierrez, Michael O’Donnell, Josef Mayer, Douglas Milner, and Miguel Quiñonez. The employment period under the agreements will survive until terminated by the Company or the Name Executive Officer. The employment agreements for these executives provide the specific terms set forth below.

Also set forth below, after the description of the applicable employment agreement, are tables that show the potential amounts payable to each of the Named Executive Officers in accordance with their respective employment agreements and other agreements with the Company in the event of termination of such executive’s employment in the circumstances described in the category headings of the tables, assuming that such termination was effective as of December 31, 2006. The amounts in the tables are estimates of the amounts which would be paid out to the executives in accordance with their respective employment agreements upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. Regardless of the manner in which a named executive officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include earned and unpaid base salary, vacation pay and regular pension benefits (see “Pension Benefits” above).

Thomas Gutierrez. Mr. Gutierrez serves as the Company’s president and chief executive officer. Under the terms of his employment agreement, Mr. Gutierrez receives a base salary of $670,000, which may be increased from time to time at the discretion of the Compensation Committee. The agreement calls for the Company to provide him with life insurance coverage in an amount that is two and one-half times his initial base salary under the agreement. If he terminates his employment during the first 24 months following the closing of the Company’s initial public offering other than for “good reason” (as defined in the employment agreement) or for good reason but without proper notice, he will be required to repay certain loans he owed that were forgiven in 2004 and the tax gross-up payment he received with respect thereto and to return to the Company the payment that received in connection with the offering and the adoption of the Company’s new incentive plans and in consideration of the fact that he would no longer participate in the Company’s previously existing cash management incentive compensation plans. Upon such a termination (whether occurring before or after the first 24 months following the offering) he is entitled to his unpaid salary and benefits through his date of termination. If his employment terminates because of his death or disability, then he is entitled to his earned and unpaid salary through his date of termination and any payout he would have earned under the Company’s annual cash bonus plans for the fiscal year in which the termination occurs, prorated to reflect the number of days that he worked in the fiscal year. In addition, if his employment terminates because of his disability, he is entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in the Company’s benefit plans). If the Company terminates his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to (i) receive his base salary for two years, (ii) a payment equal to 100% of his base salary (or, if greater and three full fiscal years have been completed since the effectiveness of the agreement, 100% of his average annual bonus for the preceding three years), and (iii) participate in medical/dental benefit plans for two years (or such longer period as may be provided in the Company’s benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be three years instead of two. If the Company terminates his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination.

The employment agreement also provides, with certain exceptions, that Mr. Gutierrez may not participate in any entity or engage in any activity that competes with the Company or any of its subsidiaries during his employment and for a period of two years after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

The employment agreement also provides that he is entitled to participate in the SERP, described above under “Pension Plan Benefits,” which constitutes an attachment to the employment agreement.

If it is determined that any payment or benefit provided to Mr. Gutierrez by the Company or any of its subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that the Company will make an additional lump-sum payment to Mr. Gutierrez sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. Gutierrez whole for all taxes imposed under or as a result of Section 4999.

Potential Payments to Mr. Gutierrez Upon Termination or a Change of Control at December 31, 2006:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Incremental Pension Benefits		Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By the Company	Total Termination Benefits
Death	—	$1,476,469	—		—	—	$1,975,000	$3,451,469
Disability(1)	—	$1,476,469	—		$9,907	—	—	$1,486,376
By the Company for Cause(1)	—	$1,476,469	$209,373	(4)	—	—	—	$1,685,842
By the Company without Cause (1) and not within 3 months before or 24 months after a Change of Control(1)	$2,010,000	$1,476,469	$209,373	(4)	$13,209	—	—	$3,709,051
By the Company without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$2,680,000	$1,476,469	$209,373	(4)	$19,814	—	—	$4,385,656
By the Executive for Good Reason (1) and not within 3 months before or 24 months after a Change of Control(1)	$2,010,000	$1,476,469	$209,373	(4)	$13,209	—	—	$3,709,351
By the Executive for Good Reason (1) and within 3 months before or 24 months after a Change of Control(1)	$2,680,000	$1,476,469	$209,373	(4)	$19,814	—	—	$4,385,656
By the Executive without Good Reason(1) (5)	—	—	$209,373	(4)	—	—	—	$209,373

(1)	As defined in Mr. Gutierrez’ Employment Agreement.
(2)	The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Gutierrez’ employment agreement above. To the extent that Mr. Gutierrez would be entitled to a pro-rated bonus upon termination as described above, no amount is included in this table because no payments were made to the Named Executive Officers with respect to 2006 under the Company’s 2006 Cash Incentive Bonus Plan.
(3)

As of December 31, 2006, Mr. Gutierrez held a performance based restricted stock unit award. On the first, second, third and fourth anniversaries of May 19, 2005 a total of 25%, 50%, 75% and 100%, respectively, of the restricted stock units will be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfies that year’s target, whether or not any prior year’s target was satisfied. Any restricted stock units that are deemed to satisfy a cumulative total return vesting requirement in respect of a particular year will retain that status even if the cumulative total return on the Company’s common stock subsequently decreases or does not satisfy any subsequent year’s target. On May 19, 2009, any restricted stock units that have not been deemed to satisfy the cumulative total return vesting requirement shall be forfeited. Generally, Mr. Gutierrez must continue to be employed by the Company through May 19, 2009 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement, termination by the Company without cause or termination by him with good reason, then the restricted stock units that have been deemed to satisfy the cumulative shareholder return vesting requirement through the date of termination shall vest completely and the remainder shall be forfeited. Since no portion of this restricted stock unit had satisfied the cumulative shareholder return vesting requirement through December 31, 2006, no amount is included in the table above in respect of these awards. If a “covered transaction” (as defined in the 2005 Plan) occurs, the restricted stock units that have previously been deemed to satisfy the cumulative total return vesting requirement will vest completely and, if the compensation committee determines that the transaction price corresponds to a cumulative annual return that would satisfy any prior or subsequent cumulative total return targets then the restricted stock units that would have been deemed to satisfy such cumulative total return targets shall vest completely. Any other of these performance-based restricted stock units shall be forfeited unless the compensation committee determines otherwise. In addition to a performance based restricted stock unit award, as of December 31, 2006 Mr. Gutierrez held a time based restricted stock unit award, and there were 150,814 shares of common stock underlying the unvested portion of this award as of such date. Under the terms of this time based restricted stock unit award, in the event Mr. Gutierrez’ employment terminates as a result of termination by the Company, by him for good reason (as defined in his employment agreement) or as a result of a Change of Control (as defined in such award), then any unvested portion of the award shall immediately vest. The value in the table above for the vesting of this time based restricted stock unit award was calculated based upon a price per share of the Company’s common stock of $9.79, the closing price on the New York Stock Exchange on December 29, 2006.

(4)	Represents the increase in the present value of accumulated benefit under Mr. Gutierrez’s SERP if he elects instead of the normal form of benefit under the SERP an actuarial equivalent as provided under the SERP; see the discussion of the SERP under “Pension Plans” above.
(5)	If Mr. Gutierrez terminates his employment during the first 24 months following the closing of the Company’s initial public offering other than for “good reason” (as defined in the employment agreement) or for good reason but without proper notice, he will be required to repay certain loans he owed that were forgiven in 2004 and the tax gross-up payment he received with respect thereto and to return to the Company the payment that received in connection with the offering and the adoption of the Company’s new incentive plans and in consideration of the fact that he would no longer participate in the Company’s previously existing cash management incentive compensation plans. If he terminated his employment other that for “good reason” on December 31, 2006, then he would have had to repay approximately $3,124,000.

Michael O’Donnell. Mr. O’Donnell serves as the Company’s chief financial officer. Under the terms of his employment agreement, Mr. O’Donnell receives a base salary of $375,000, which may be increased from time to time at the discretion of the Compensation Committee. The agreement calls for the Company to provide him with life insurance coverage in an amount that is two and one-half times his initial base salary under the agreement. If his employment terminates because of his death or disability, then he is entitled to his earned and unpaid salary through his date of termination and any payout he would have earned under the Company’s annual cash bonus plans for the fiscal year in which the termination occurs, prorated to reflect the number of days that he worked in the fiscal year. In addition, if his employment terminates because of disability, he is entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in the Company’s benefit plans). If the Company terminates his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to (i) receive his base salary for 18 months, (ii) a payment equal to 100% of his base salary (or, if greater and three full fiscal years have been completed since the effectiveness of the agreement, 100% of his average annual bonus for the preceding three years), and (iii) participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in the Company’s benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be two years instead of 18 months. If the Company terminates his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination.

The employment agreement also provides, with certain exceptions, that Mr. O’Donnell may not participate in any entity or engage in any activity that competes with the Company or any of its subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

The employment agreement also provides that he is entitled to participate in the SERP, described above under “Pension Plan Benefits,” which constitutes an attachment to the employment agreement.

If it is determined that any payment or benefit provided to Mr. O’Donnell by the Company or any of its subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that the Company will make an additional lump-sum payment to Mr. O’Donnell sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. O’Donnell whole for all taxes imposed under or as a result of Section 4999.

Potential Payments to Mr. O’Donnell Upon Termination or a Change of Control at December 31, 2006:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Incremental Pension Benefits	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By the Company	Total Termination Benefits
Death	—	—	—	—	—	$1,250,000	$1,250,000
Disability(1)	—	—	—	$6,395	—	—	$6,395
By the Company for Cause(1)	—	—	—	—	—	—	—
By the Company without Cause (1) and not within 3 months before or 24 months after a Change of Control(1)	$937,500	—	—	$6,395	—	—	$943,895
By the Company without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$1,125,000	—	—	$8,527	—	—	$1,133,527
By the Executive for Good Reason (1) and not within 3 months before or 24 months after a Change of Control(1)	$937,500	—	—	$6,395	—	—	$943,895
By the Executive for Good Reason (1) and within 3 months before or 24 months after a Change of Control(1)	$1,125,000	—	—	$8,527	—	—	$1,133,527
By the Executive without Good Reason(1)	—	—	—	—	—	—	—

(1)	As defined in Mr. O’Donnell’s Employment Agreement.
(2)	The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. O’Donnell’s employment agreement above. To the extent that Mr. O’Donnell would be entitled to a pro-rated bonus upon termination as described above, no amount is included in this table because no payments were made to the Named Executive Officers with respect to 2006 under the Company’s 2006 Cash Incentive Bonus Plan.
(3)	As of December 31, 2006, Mr. O’Donnell held a performance based restricted stock unit award. On the first, second, third and fourth anniversaries of May 19, 2005 a total of 25%, 50%, 75% and 100%, respectively, of the restricted stock units will be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfies that year’s target, whether or not any prior year’s target was satisfied. Any restricted stock units that are deemed to satisfy a cumulative total return vesting requirement in respect of a particular year will retain that status even if the cumulative total return on the Company’s common stock subsequently decreases or does not satisfy any subsequent year’s target. On May 19, 2009, any restricted stock units that have not been deemed to satisfy the cumulative total return vesting requirement shall be forfeited. Generally, Mr. O’Donnell must continue to be employed by the Company through May 19, 2009 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement, termination by the Company without cause or termination by him with good reason, then the restricted stock units that have been deemed to satisfy the cumulative shareholder return vesting requirement through the date of termination shall vest completely and the remainder shall be forfeited. Since no portion of this restricted stock unit had satisfied the cumulative shareholder return vesting requirement through December 31, 2006, no amount is included in the table above in respect of these awards. If a “covered transaction” (as defined in the 2005 Plan) occurs, the restricted stock units that have previously been deemed to satisfy the cumulative total return vesting requirement will vest completely and, if the compensation committee determines that the transaction price corresponds to a cumulative annual return that would satisfy any prior or subsequent cumulative total return targets then the restricted stock units that would have been deemed to satisfy such cumulative total return targets shall vest completely. Any other of these performance-based restricted stock units shall be forfeited unless the compensation committee determines otherwise.

Josef Mayer. Mr. Mayer serves as the Company’s Executive Vice President—Business Development. Under the terms of his employment agreement, Mr. Mayer receives a base salary of Euro 275,000 ($346,500 at an assumed exchange rate of $1.26 per Euro, the average exchange rate for 2006), which may be increased from time to time at the discretion of the Compensation Committee. The employment agreement may be terminated by either party on June 30 or December 31 of any year by giving twelve months written notice, but the Company may terminate the employment agreement for good cause without regard to such restrictions. The employment agreement also provides that the Company will provide Mr. Mayer with an automobile and pay all operating costs. In the event of Mr. Mayer’s disability or illness, the Company will pay him the difference between any disability payments he receives and his salary for up to six months. If his employment terminates because of his death, his dependents will receive his salary, payable monthly, for the month of his death and the three following months. The employment agreement imposes certain non-competition obligations during his employment and for a period of one year after his employment terminates. During the period following termination that he is subject to the non-competition obligations, he is entitled to receive 50% of his base salary during the last year of his employment, payable monthly, less any income he receives during such period. The Company may waive the post-termination non-competition clause, in which event the Company would not be required to pay the compensation in respect thereof.

Potential Payments to Mr. Mayer Upon Termination or a Change of Control at December 31, 2006:

Reason for Termination	Continuation of Salary(1)		Continuation of Use of Company Car(1)		Equity Awards(5)	Continuation of Medical/ Dental Benefits(1)		Total Termination Benefits(1)
Death	$145,530		—		—	$1,246		$146,776
By the Company for good cause, as described in the employment contract	—		—		—	—		—
By the Company without good cause	$654,885	(2)	$7,696	(3)	—	$3,739	(4)	$666,320
By the Executive	$654,885	(2)	$7,696	(3)	—	$3,739	(4)	$666,320

(1)	Amounts are converted from Euros at an assumed exchange rate of $1.26 per Euro, which represents the average exchange rate for 2006.
(2)	As described above, Mr. Mayer’s employment agreement provides in the absence of good cause for the Company, the employment agreement may be terminated by either party on June 30 or December 31 of any year by giving twelve months written notice. These amounts include the continuation of the payment of Mr. Mayer’s salary through the notice period, assuming that a termination notice is delivered on December 31, 2006, and the payment of 50% of his base salary during the one year period following the end of the notice period in respect of his post termination non-competition obligations. During the notice period, Mr. Mayer could also become entitled to receive an annual bonus under the Company’s 2006 Cash Incentive Bonus Plan. Mr. Mayer did not receive an annual bonus for 2005 or 2006, and no annual bonus is included in the estimates in the table above. As described above, he was eligible to receive a bonus with respect to 2006, if certain performance targets had been achieved, at a participation level set at 75% of his base salary and a maximum award of 150% of his base salary.
(3)	Represents the continuation of the use of a company car during the one year notice period described in footnote number 2 above.
(4)	Represents the continuation of certain benefits during the one year notice period described in footnote number 2 above.
(5)	As of December 31, 2006, Mr. Mayer held a performance based restricted stock unit award. On the first, second, third and fourth anniversaries of May 19, 2005 a total of 25%, 50%, 75% and 100%, respectively, of the restricted stock units will be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfies that year’s target, whether or not any prior year’s target was satisfied. Any restricted stock units that are deemed to satisfy a cumulative total return vesting requirement in respect of a particular year will retain that status even if the cumulative total return on the Company’s common stock subsequently decreases or does not satisfy any subsequent year’s target. On May 19, 2009, any restricted stock units that have not been deemed to satisfy the cumulative total return vesting requirement shall be forfeited. Generally, Mr. Mayer must continue to be employed by the Company through May 19, 2009 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement or termination by the Company without cause, then the restricted stock units that have been deemed to satisfy the cumulative shareholder return vesting requirement through the date of termination shall vest completely and the remainder shall be forfeited. Since no portion of this restricted stock unit had satisfied the cumulative shareholder return vesting requirement through December 31, 2006, no amount is included in the table above in respect of these awards. If a “covered transaction” (as defined in the 2005 Plan) occurs, the restricted stock units that have previously been deemed to satisfy the cumulative total return vesting requirement will vest completely and, if the compensation committee determines that the transaction price corresponds to a cumulative annual return that would satisfy any prior or subsequent cumulative total return targets then the restricted stock units that would have been deemed to satisfy such cumulative total return targets shall vest completely. Any other of these performance-based restricted stock units shall be forfeited unless the compensation committee determines otherwise.

Miguel Quiñonez. Mr. Quiñonez serves as the Company’s President—Xerium South America. Under the terms of his employment agreement, Mr. Quiñonez receives a base salary of $340,000, which may be increased from time to time at the discretion of the Compensation Committee. In consideration of Mr. Quiñonez’ services performed in Argentina, the Company contributed approximately $22,800 to his Argentine pension plan on the last day of each month through December 2006. The Company provided Mr. Quiñonez with the use of a company automobile in Argentina through the end of 2006. For 2005 and 2006, the Company made tax equalization payments to Mr. Quiñonez to reimburse him for certain increases in his taxes over those he would have paid had he remained working solely in Argentina, provided that he was not considered a tax resident of the United States during those periods. If his employment terminates because of his death or disability, then he is entitled to earned and unpaid salary through his date of termination. In addition, if his employment terminates because of his disability, he is entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided under the Company’s benefit plans). If the Company terminates his employment for any other reason (other than for “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to receive his base salary and to participate in medical/dental benefit plans for one year (or such longer period as may be provided under the Company’s benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination occurs within three months prior to or two years following a change of control, then the period of base salary and medical/dental benefit continuation shall be 18 months instead of one year. If the Company terminates his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination.

The employment agreement also provides, with certain exceptions, that he may not participate in any entity or engage in any activity that competes with the Company or any of its subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

If it is determined that any payment or benefit provided to Mr. Quiñonez by the Company or any of its subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that the Company reduce such payments and/or benefits to the extent necessary so that no portion of the payments and/or benefits will be subject to the excise tax imposed by Section 4999.

On April 11, 2007, Mr. Quiñonez notified the Company that he will retire effective December 31, 2007.

Potential Payments to Mr. Quiñonez Upon Termination or a Change of Control at December 31, 2006:

Reason for Termination	Continuation of Salary Payments (2) (*)	Equity Awards (3)	Continuation of Medical/Dental Benefits (*)	Benefits under Life Insurance Policies the Premiums for which are Paid for By the Company (*)	Total Termination Benefits
Death	—	—	—	$67,254	$67,254
Disability(1)	—	—	$2,617	—	$2,617
By the Company for Cause(1)	—	—	—	—	—
By the Company without Cause (1) and not within 3 months before or 24 months after a Change of Control(1)	$345,734	—	$1,745	—	$347,479
By the Company without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$518,601	—	$2,617	—	$521,218
By the Executive for Good Reason (1) and not within 3 months before or 24 months after a Change of Control(1)	$345,734	—	$1,745	—	$347,479
By the Executive for Good Reason (1) and within 3 months before or 24 months after a Change of Control(1)	$518,601	—	$2,617	—	$521,218
By the Executive without Good Reason(1)	—	—	—	—	—

(*)	Certain amounts are converted from Argentinian Pesos, at an assumed exchange rate of $0.33 per Peso and from Brazilian Reals at an assumed exchange rate of $0.46 per Real, which represent the average exchange rates for 2006.
(1)	As defined in Mr. Quiñonez’ Employment Agreement.
(2)	The amounts set forth under “Continuation of Salary Payments” are payable over time as continuation of the payment of base salary as described in the description of Mr. Quiñonez’ employment agreement above.
(3)	As of December 31, 2006, Mr. Quiñonez held a performance based restricted stock unit award. On the first and second anniversaries of May 19, 2005 a total of 50% and 100%, respectively, of the restricted stock units will be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfies that year’s target, whether or not any prior year’s target was satisfied. Any restricted stock units that are deemed to satisfy a cumulative total return vesting requirement in respect of a particular year will retain that status even if the cumulative total return on the Company’s common stock subsequently decreases or does not satisfy any subsequent year’s target. On May 19, 2007, any restricted stock units that have not been deemed to satisfy the cumulative total return vesting requirement shall be forfeited. Generally, Mr. Quiñonez must continue to be employed by the Company through May 19, 2007 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement, termination by the Company without cause or termination by him with good reason, then the restricted stock units that have been deemed to satisfy the cumulative shareholder return vesting requirement through the date of termination shall vest completely and the remainder shall be forfeited. Since no portion of this restricted stock unit had satisfied the cumulative shareholder return vesting requirement through December 31, 2006, no amount is included in the table above in respect of these awards. If a “covered transaction” (as defined in the Company’s 2005 Plan) occurs, the restricted stock units that have previously been deemed to satisfy the cumulative total return vesting requirement will vest completely and, if the compensation committee determines that the transaction price corresponds to a cumulative annual return that would satisfy any prior or subsequent cumulative total return targets then the restricted stock units that would have been deemed to satisfy such cumulative total return targets shall vest completely. Any other of these performance-based restricted stock units shall be forfeited unless the compensation committee determines otherwise.

Douglas Milner. Mr. Milner serves as the Company’s President—Stowe Woodward Rolls Worldwide. Under the terms of his employment agreement, Mr. Milner receives a base salary of $350,000, which may be increased from time to time at the discretion of the Compensation Committee of the Board. If his employment terminates because of his death or disability, then he is entitled to unpaid salary through his date of termination. In addition, if his employment terminates because of his disability, he is entitled to participate in the Company’s medical and dental benefit plans for 18 months (or such longer period as may be provided under the Company’s benefit plans). If the Company terminates his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to receive his base salary for one year and to participate in medical dental benefit plans for one year, provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be 18 months instead of one year. If the Company terminates his employment for “cause,” he is entitled only to payment of his earned and unpaid base solely for the period prior to termination.

The employment agreement also provides, with certain limited exceptions, that he may not participate in any entity or engage in any activity that competes with the Company or any of its subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

If it is determined that any payment or benefit provided to Mr. Milner by the Company or any of its subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that the Company reduce such payments and/or benefits to the extent necessary so that no portion of the payments and/or benefits will be subject to the excise tax imposed by Section 4999.

Potential Payments to Mr. Milner Upon Termination or a Change of Control at December 31, 2006:

Reason for Termination	Continuation of Salary Payments (2)	Equity Awards (3)	Incremental Pension Benefits	Continuation of Medical/ Dental Benefits	Benefits under Life Insurance Policies the Premiums for which are Paid for By the Company	Total Termination Benefits
Death	—	—	—	—	$1,000,000	$1,000,000
Disability(1)	—	—	—	$13,916	—	$13,916
By the Company for Cause(1)	—	—	—	—	—	—
By the Company without Cause (1) and not within 3 months before or 24 months after a Change of Control(1)	$350,000	—	—	$9,278	—	$359,278
By the Company without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$525,000	—	—	$13,916	—	$538,916
By the Executive for Good Reason (1) and not within 3 months before or 24 months after a Change of Control(1)	$350,000	—	—	$9,278	—	$359,278
By the Executive for Good Reason (1) and within 3 months before or 24 months after a Change of Control(1)	$525,000	—	—	$13,916	—	$538,916
By the Executive without Good Reason(1)	—	—	—	—	—	—

(1)	As defined in Mr. Milner’s Employment Agreement.
(2)	The amounts set forth under “Continuation of Salary Payments” are payable over time as continuation of the payment of base salary as described in the description of Mr. Milner’s employment agreement above.
(3)	As of December 31, 2006, Mr. Milner held a performance based restricted stock unit award. On the first, second, third and fourth anniversaries of May 19, 2005 a total of 25%, 50%, 75% and 100%, respectively, of the restricted stock units will be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfies that year’s target, whether or not any prior year’s target was satisfied. Any restricted stock units that are deemed to satisfy a cumulative total return vesting requirement in respect of a particular year will retain that status even if the cumulative total return on the Company’s common stock subsequently decreases or does not satisfy any subsequent year’s target. On May 19, 2009, any restricted stock units that have not been deemed to satisfy the cumulative total return vesting requirement shall be forfeited. Generally, Mr. Milner must continue to be employed by the Company through May 19, 2009 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement, termination by the Company without cause or termination by him with good reason, then the restricted stock units that have been deemed to satisfy the cumulative shareholder return vesting requirement through the date of termination shall vest completely and the remainder shall be forfeited. Since no portion of this restricted stock unit had satisfied the cumulative shareholder return vesting requirement through December 31, 2006, no amount is included in the table above in respect of these awards. If a “covered transaction” (as defined in the 2005 Plan) occurs, the restricted stock units that have previously been deemed to satisfy the cumulative total return vesting requirement will vest completely and, if the compensation committee determines that the transaction price corresponds to a cumulative annual return that would satisfy any prior or subsequent cumulative total return targets then the restricted stock units that would have been deemed to satisfy such cumulative total return targets shall vest completely. Any other of these performance-based restricted stock units shall be forfeited unless the compensation committee determines otherwise.

COMPENSATION OF DIRECTORS

Cash Compensation

For 2006, the annual rate of cash compensation for non-management directors was $30,000 and $1,500 per director per meeting for attending meetings of the Board or any committee of the Board in person ($500 for attending meetings that last longer than one hour by telephone). The chairman of the Board and the chairman of the Audit Committee also each received additional cash compensation at an annual rate of $10,000 per year, and the chairman of the Compensation Committee and the chairman of the Nominating and Corporate Governance

Committee each received initial additional cash compensation at an annual rate of $5,000 per year. Directors were also reimbursed for out-of-pocket expenses for attending Board and committee meetings.

Equity-Based Compensation

The Board granted 2,500 restricted stock units to each non-employee director in 2006 under the 2005 Equity Incentive Plan.

Employee directors do not receive additional compensation for service on the Board or its committees. The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board regarding the compensation of directors. The Board approves the compensation of directors. In 2006, the Company engaged Watson Wyatt Worldwide, Inc., a compensation consulting firm, at the request of Nominating and Corporate Governance Committee to conduct an annual review of its cash and equity compensation program for non-employee directors in order to assist the Board in establishing non-employee director compensation for 2006.

The following table sets forth information for the compensation earned by the Company’s current non-employee directors for their service on the Board and committees of the Board during the fiscal year ended December 31, 2006.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John S. Thompson	$65,500	$23,900	—	—	—	—	$89,400
Donald P. Aiken	$54,000	$23,900	—	—	—	—	$77,900
Michael Phillips	$36,500	$23,900	—	—	—	—	$60,400
Edward Paquette	$57,500	$23,900	—	—	—	—	$81,400
John Saunders	$46,000	$23,900	—	—	—	—	$69,900

(1)	The amounts in this column reflect the dollar amount recognized as expense for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), in connection with a grant of 2,500 restricted stock units on June 16, 2006. Each restricted stock unit corresponds to one share of the Company’s common stock. Upon the termination of the director’s service on the Company’s Board, such director will receive the number of shares of common stock that equals the number of restricted stock units the director has earned. Assumptions used in the calculation of these amounts are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about March 5, 2007. This stock award and all prior stock awards are fully vested in that they are not subject to forfeiture. The amounts set forth may be more or less than the value ultimately realized by the non-employee director based upon, among other things, the value of the Company’s Common Stock at the time of vesting of the stock awards. Dividends are paid on these stock unit awards, and restricted stock unit awards granted to the non-employee directors in 2005, at the same rate as dividends on the Company’s common stock, but only in the form of additional restricted stock units. An aggregate of 354 such additional restricted stock units were credited to each non-employee director in 2006. In accordance with FAS 123(R), no additional expense was reported on the Company’s financial statements for 2006 in respect of such additional restricted stock units relating to dividend payments and, accordingly, they are not reflected in the table above.
(2)	The following table sets forth the aggregate number of outstanding restricted stock unit awards for each non-employee director as of December 31, 2006:

Name	Outstanding Stock Awards
John S. Thompson	5,444
Donald P. Aiken	5,444
Michael Phillips	5,444
Edward Paquette	5,444
John Saunders	5,444

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, and based upon such review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Mr. Donald P. Aiken, Chairman

Mr. John S. Thompson

Mr. John Saunders

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company obtains information from the directors and executive officers with respect to related person transactions in order to determine, based on the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. If the determination is made that a related party has a material interest in any Company transaction, these transactions are disclosed in the Company's proxy statement as required under the rules and regulations of the Securities and Exchange Commission. In addition, in March, 2007, the Board of Directors adopted a written policy that calls for the Audit Committee to review and approve related party transactions occurring after the date of adoption of that policy other than:

•	a transaction involving the compensation of directors (which are subject to the procedures for review and approval established in the charter of the Nominating and Governance Committee);

•

a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or supplemental benefit of an executive officer (which are subject to the procedures for review and approval established in the charter of the Compensation Committee);

•	a transaction available to all employees generally or to all salaried employees generally;

•	a transaction with a related party involving less than $120,000; and

•

a transaction in which the interest of the related party arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis.

The policy calls for the Audit Committee to consider:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the significance of the transaction to the related party;

•	the significance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company;

•	whether the transaction is fair to the Company; and

•	any other matters the Audit Committee deems appropriate.

In accordance with the policy, any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

Letter Agreement Regarding Dividends

On December 22, 2006, the Company entered into a letter agreement with Apax WW Nominees Ltd. and Apax-Xerium APIA L.P. (collectively the “Apax Entities”) regarding dividend reinvestment.

As of December 21, 2006 the Apax Entities held in the aggregate 22,897,712 shares of common stock of the Company. Michael Phillips, a member of the Board of Directors of the Company, is a manager of Apax Partners Beteiligungsberatung GmbH, an entity indirectly advising Apax Europe IV GP, L.P., of which Apax Europe IV GP Co. Ltd. is the managing general partner. Apax Europe IV GP, L.P. is the managing general partner of Apax Europe IV-A, L.P. and of Apax-Xerium APIA L.P. Apax WW Nominees Ltd. holds shares in the Company as custodian and on behalf of Apax Europe IV-A, L.P. Mr. Phillips disclaims beneficial ownership of the securities held by the Apax Entities except to the extent of his pecuniary interest therein. Under the letter agreement, the Apax Entities agree that upon the establishment of a dividend reinvestment plan, in accordance with and pursuant to the terms of such plan the Apax Entities will reinvest at a minimum the Calculated Portion (as defined below) of all of the cash dividends received by them on or prior to December 31, 2007 in respect of the common stock of the Company held by them. The Calculated Portion is defined as, in the case of a particular cash dividend declaration of the Company, the lesser of (i) such percentage that would cause the percentage of aggregate cash dividends to be paid on the Company’s common stock with respect to a particular cash dividend declaration that are reinvested in the common stock of the Company through the dividend reinvestment plan to be at least 50% and (ii) 100% of the cash dividends received by the Apax Entities.

The letter agreement further provides that on or before December 31, 2007, the Apax Entities will not transfer any shares of common stock of the Company held by them unless, prior to the transfer, the transferee agrees in writing with the Company to be bound by the terms of the letter agreement with respect to the shares transferred. In addition, the letter agreement sets forth certain terms with respect to shares acquired by the Apax Entities under the dividend reinvestment plan relating to the Registration Rights Agreement, dated as of May 19, 2005, by and among the Company and the other parties thereto.

The letter agreement was considered and approved by the Board of Directors. The letter agreement was entered into before the Board of Directors adopted the policy described above for the review of related party transactions by the Audit Committee and was not presented to the Audit Committee of the Board of Directors for approval.

The Company adopted a dividend reinvestment plan on February 20, 2007. Under the Dividend Reinvestment Plan, registered shareholders may elect to receive all or part of the dividends on their shares of common stock in additional shares of common stock. The Plan is administered by American Stock Transfer & Trust Company.

The dollar value involved in the transactions contemplated by the letter agreement will depend in part on the amount of dividends payable by the Company in 2007. In 2006 the Company paid four quarterly dividends of $0.225 per share of outstanding common stock. Solely for illustrative purposes, assuming that (i) the Company paid four quarterly dividends of $0.225 per share of outstanding common stock in 2007, (ii) that the price of one share of common stock of the Company remained at a constant $9.79 per share (the closing price on December 29, 2006) in 2007, (iii) that the Apax Entities participated in the dividend reinvestment plan with respect to all shares owned by them in 2007 and (iv) that there is no change in 2007 in the number of shares owned by the Apax Entities other than pursuant to their participation in the dividend reinvestment plan, the Apax Entities would reinvest in common stock of the Company an aggregate of approximately $21.3 million in 2007 pursuant to the dividend reinvestment plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, none of the Company’s executive officers served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee; or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company. No current or former officers or employees of the Company serve on the Compensation Committee.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of common stock of the Company beneficially owned, directly or indirectly, as of April 1, 2007, by (i) based on information filed with the Securities and Exchange Commission, each person known by the Company to beneficially own more than 5% of the Company’s common stock; (ii) each member of the Board; (iii) each of the Company’s Named Executive Officers; and (iv) all members of the Board and all of the Company’s executive officers as a group, and the percentage of the common stock outstanding represented by each such amount. As of April 1, 2007, the total number of shares of the Company’s common stock outstanding was 44,434,325. Except as indicated in the footnotes to the table, each person has sole voting and investment power with respect to all shares indicated as beneficially owned by such person. Except as indicated in the footnotes to this table, the address for each person listed below is c/o Xerium Technologies, Inc., 14101 Capital Blvd, Suite 201,Youngsville, NC 27596.

	Common Stock, par value $0.01 per share
Name of Beneficial Owner	Number	Percent
Apax Europe IV GP Co. Ltd.(1)	23,532,351.8	53.0%
Brandywine Global Investment Management, LLC(2)	2,505,777	5.6%
Thomas Gutierrez(3)	372,533.27	*
Michael O’Donnell	101,341	*
Miguel Quiñonez	245,226	*
Josef Mayer	15,000	*
Douglas Milner	45,639	*
Donald P. Aiken(4)	45,128.59	*
Edward Paquette(4)	5,571.59	*
Michael Phillips(5)	23,537,923.39	53.0%
John B. Saunders(4)	5,571.59	*
John S. Thompson(4)	5,571.59	*
All directors and executive officers as a group (14 people)(6)	24,389,506.02	54.8%

(*)	Less than 1%.
(1)	Apax Europe IV GP Co. Ltd.’s address is 13—15 Victoria Road, St Peter Port, Guernsey, Channel Islands GY1 3ZD. Includes 23,455,989.35 shares held by Apax WW Nominees Ltd. and 76,362.45 shares held by Apax-Xerium APIA L.P. Apax Europe IV GP Co. Ltd. is the managing general partner of Apax Europe IV GP L.P. Apax Europe IV GP LP is the managing general partner of Apax Europe IV-A, L.P. and of Apax-Xerium APIA LP. Apax WW Nominees Ltd. holds shares in the Company as custodian and on behalf of Apax Europe IV-A, L.P.
(2)	Brandywine Global Investment Management, LLC’s address is 2929 Arch St., 8th Floor, Philadelphia, PA 19104.
(3)	Includes (i) 185,000 shares held by Mr. Gutierrez’s wife; (ii) 110,003 share held by a trust; and (iii) 77,530.27 shares of common stock (not including shares in respect of future dividend payments of the Company on its common stock) in respect of restricted stock units granted to Mr. Gutierrez that are scheduled to vest within 60 days of April 1, 2007.
(4)	Includes 5,571.59 shares of common stock (not including shares in respect of future dividend payments of the Company on its common stock) that will be paid to the non-management director upon the termination of the director’s service on the Board in respect of outstanding restricted stock units earned as part of the director’s compensation for service on the Board.
(5)	Mr. Phillips’ business address is c/o Apax Partners Beteiligungsberatung GmbH, Possartstraße 11, D- 81679, München, Germany. Includes 5,571.59 shares of common stock (not including shares in respect of future dividend payments of the Company on its common stock) that will be paid to Mr. Phillips upon the termination of his service on the Board of Directors in respect of outstanding restricted stock units earned as part of the director’s compensation for service on the Board and 23,532,351.8 shares of common stock described in note 1 above. Mr Phillips is a manager of Apax Partners Beteiligungsberatung GmbH, an entity indirectly advising Apax Europe IV GP, L.P., of which Apax Europe IV GP Co. Ltd. is the managing general partner. Mr Phillips disclaims beneficial ownership of the securities described in note 1 above except to the extent of his pecuniary interest therein.
(6)	Includes (i) an aggregate of 5,571.59 shares of common stock (not including shares in respect of future dividend payments of the Company on its common stock) that will be paid to each of the non-management directors upon the termination of his service on the Board in respect of outstanding restricted stock units earned as part of the directors’ compensation for service on the Board; (ii) 77,530.27 shares of common stock in respect of restricted stock units granted to Mr. Gutierrez that are scheduled to vest within 60 days of April 1, 2007; and (iii) 23,532,351.8 shares of common stock beneficially owned by Apax Europe IV GP Co. Ltd.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain of its officers and persons who own more than 10% of the Company’s common stock to file reports of ownership of, and transactions in, the Company’s common stock with the Securities and Exchange Commission. Based on the Company’s review of the reports it has received, the Company believes that all of its directors, officers and persons owning more than 10% of the Company’s common stock complied with all reporting requirements applicable to them with respect to transactions in 2006, except that (a) Thomas Gutierrez filed one late Form 4 on June 15, 2006 with respect to one transaction on June 1, 2006 and (b) Josef Mayer filed one late Form 4 on December 4, 2006 with respect to five transactions on August 28, 2006.

PROPOSAL 2:	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007. Ernst & Young LLP served as the Company’s independent registered public accounting firm for 2006. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The following table shows information about fees paid by the Company to Ernst & Young LLP.

	2006	2005
Audit fees (a)	$3,254,350	$2,340,695
Audit-related fees (b)	245,200	54,045
Tax fees (c)	469,600	1,813,635
All other fees (d)	9,712	—

Total fees	$3,978,862	$4,208,375

(a)	Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company (including services in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), foreign statutory audit fees, attest services, reviews of quarterly results, consents and assistance with and review of documents filed with the SEC, comfort letters and related out-of-pocket expenses.
(b)	Audit-related fees were for employee benefit plan compliance and technical, financial reporting and compliance services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are not included under the heading “Audit fees.”
(c)	Tax fees include tax compliance, tax planning and tax advice.
(d)	All other fees include services related to inter-company mergers involving subsidiaries of the Company.

The Audit Committee is responsible for pre-approving all audit and non-audit services rendered by Ernst & Young LLP. The Audit Committee has adopted a policy which sets forth procedures and conditions pursuant which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Under the policy, unless the Audit Committee states a different term, the term of any pre-approval extends from the date of the pre-approval until the next meeting of the Audit Committee at which it reviews all outstanding pre-approvals and renews, modifies and/or discontinues each such pre-approval. The Audit Committee has delegated certain pre-approval to its chairman, currently Mr. Paquette. Any services pre-approved by the Chairman are to be reported to the Audit Committee at its next general meeting. Any proposed services exceeding pre-approved cost levels or with scope greater than that which is pre-approved requires specific approval by the Audit Committee in advance of the provision of the service.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals of business and nominations for directors for inclusion in the Company’s proxy materials for the 2008 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s By-laws. To be eligible, the stockholder proposals must be received by the Secretary of the Company on or before December 29, 2007.

Under the Company’s By-laws, proposals of business and nominations for directors other than those to be included in the Company’s proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice in writing that contains the information required by the By-laws is timely delivered to the Secretary, Xerium Technologies, Inc., One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581. To be timely, a notice with respect to the 2008 Annual Meeting of Stockholders must be received by the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2007 Annual Meeting, or, if the 2008 Annual Meeting of Stockholders is not held within thirty (30) days before or after such anniversary date or in the case of a special meeting, not later than the close of business on the tenth day following the date on which the notice of the meeting is mailed or public disclosure is made, whichever occurs first.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for 2006, as filed with the SEC, has been mailed with this Proxy Statement (without exhibits) and is also available without charge by writing to Investor Relations, Xerium Technologies, Inc., One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581. It can also be accessed free of charge by visiting the Company’s website at www.xerium.com.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company does not household proxy materials, although some brokers may do so, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You should notify your broker if, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement.

COSTS

The Company will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally, by telephone, fax or e-mail by directors, officers and other employees of the Company and the Company’s transfer agent, AST. Upon request, the Company will reimburse brokers, banks, custodians, other nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of the Company’s common stock that such entities hold of record.

OTHER BUSINESS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable.

The Company’s Annual Report to Stockholders, including financial statements for 2006, is being mailed to you together with this Proxy Statement.

Appendix A

INDEPENDENCE OF BOARD AND COMMITTEE MEMBERS

In accordance with the listing requirements of the New York Stock Exchange, independent directors must constitute a majority of the Board. In addition, all members of the Compensation, Audit, and Nominating and Governance Committees must be independent. An independent director is one who:

•

During the past three years, has not been an employee, or whose immediate family member has not been an executive officer, of the Company, although this standard will not prevent any director who served as an interim chairman or chief executive officer or other executive officer during that period from qualifying as independent;

•

Has not received, and whose immediate family member has not received, during any twelve-month period during the last three years, more than $100,000 in direct compensation from the Company, other than director and Committee fees, pension or other forms of deferred compensation for prior service or, in the case of a family member, compensation as an employee of the Company (other than an executive officer);

•

Is not, and whose immediate family member is not, a current partner of a firm that is the Company’s internal or external auditor; is not a current employee of such a firm; whose immediate family member is not a current employee of such a firm who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; and during the past three years, has not been, and whose immediate family member has not been, a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•

During the past three years, has not been employed, and whose immediate family member has not been employed, as an executive officer of another company where any of the Company’s current executive officers at the same time served on the other company’s Compensation Committee;

•

During the past three years, has not been an executive officer or employee, and whose immediate family member has not been an executive officer of, a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

•

During the past three years, has not been an executive officer of any charitable organization that has received grants or endowments from the Company in excess of the greater of $1 million or 2% of the organization’s consolidated gross revenues.

In addition, members of the Audit Committee must satisfy the independence requirements of Rule 10A-3 under the Securities Exchange Act.

If a director or any member of the director’s immediate family has any relationship of the type described above that does not meet the applicable thresholds, that relationship will not be material for purposes of assessing the director’s independence.

The Board will review any other relationship, direct or indirect, between the director and the Company not covered by the above categories to determine whether it is material for purposes of assessing the director’s independence. The Company will identify which directors are independent and disclose the basis for any such determination in the annual proxy statement.

An immediate family member shall include that person’s spouse, parents, children, siblings, in-laws and anyone who shares the person’s home.

The Nominating and Governance Committee will periodically review relationships between independent directors and the Company in order to evaluate independence.

A-1

Appendix B

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF

XERIUM TECHNOLOGIES, INC. (THE “COMPANY”)

1. Purpose. The purpose of the Audit Committee (the “Committee”) shall be to (a) appoint, oversee and replace, if necessary, the independent auditor, (b) assist the Board of Directors (the “Board”) in its oversight of (i) the integrity of the Company’s financial statements and the Company’s system of internal controls for financial reporting, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and the independent auditor; and (c) prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement.

2. Composition of the Committee. The Committee shall consist of no fewer than three Board members. Committee members may be appointed and removed by the Board in its discretion. Each member of the Committee shall satisfy the independence requirements of the Sarbanes-Oxley Act of 2002, the SEC, and the New York Stock Exchange (the “NYSE”). Members of the Committee shall be versed in reading and understanding financial statements. In addition, at least one member of the Committee shall have accounting or related financial management expertise, as the Board shall interpret such qualification in its business judgment. There shall be a presumption that a person who satisfies the definition of “audit committee financial expert” set out in Item 401(h) of Regulation S-K has accounting or related financial management expertise. No member of the Committee may sit on more than three separate audit committees unless the Board affirmatively determines that such services will not impair such member’s effectiveness.

3. Meetings and Governance of the Committee. The Committee shall hold at least four regularly scheduled meetings during each calendar year and such special meetings as circumstances dictate. It shall meet in separate executive sessions, at least quarterly, with management, with the internal auditor, and with the independent auditor to discuss results of examinations, or discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. In order to fulfill its role, the Committee shall be governed in the following manner:

•	The chairman or any two members may call a meeting of the Committee upon due notice, in accordance with the Bylaws of the Company, to each other member;

•	A majority of the members of the Committee shall represent a quorum;

•	If a quorum is present, action may be taken by the Committee upon the affirmative vote of a majority of the members; and

•	Action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval thereof in writing.

4. Responsibilities of the Committee. The function of the Committee is oversight. The Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from, and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board). While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). This is the responsibility of management and the independent auditor.

5. Duties and Proceedings of the Committee. The Committee shall assist the Board in fulfilling the Board’s and the Committee’s oversight responsibilities by accomplishing the following:

5.1 Oversight of Independent Auditor.

(a) Appoint, oversee and terminate the independent auditor, which shall report directly to the Committee.

(b) Annually review and evaluate the qualifications and performance of the independent auditor and the lead partner of the independent auditor.

(c) Review, evaluate and discuss formal reports, at least annually, from the independent auditor regarding the auditor’s independence, including a delineation of all relationships between the independent auditor and the Company and the written disclosures required by Standard No. 1 of the Independence Standards Board (“Independence Discussions with Audit Committees”); and recommend actions to satisfy the Board of the independence of the independent auditor.

(d) Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the independent auditor and all compensation paid for such service.

(e) Establish hiring policies for employees or former employees of the independent auditors.

(f) At least annually, receive a report, orally or in writing, from the independent auditor detailing (i) the firm’s internal quality control procedures and (ii) any material issues raised by the internal quality control review or peer review of the independent auditor or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm.

5.2 Oversight of Audit Process and Company’s Legal Compliance Program.

(a) Review with the independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation.

(b) Review with management, the internal auditor, and the independent auditor any difficulties or disputes with management encountered in connection with audits and management’s response.

(c) Review and discuss with management, the internal auditor, and independent auditor the Company’s system of internal control, including information systems controls and security, its financial and critical accounting practices, and policies relating to risk assessment and management, including steps that management has taken or should have taken to minimize risk to the Company.

(d) Receive and review reports of the independent auditor discussing (i) all critical accounting policies and practices used in the preparation of the Company’s financial statements, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(e) Discuss with management and the independent auditor any changes in the Company’s critical accounting policies and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

(f) Review and discuss with management and the independent auditor the annual and quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of

Operations (“MD&A”) of the Company prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Discuss any significant changes in the audit plan, results of the annual audit and quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. Discuss with management and the independent auditor their judgment about the quality of accounting principles, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained reports under Statement on Auditing Standards No. 50 (“Reports on the Application of Accounting Principles”), and the clarity of disclosures in the financial statements, including the Company’s disclosures of critical accounting policies and other disclosures under MD&A.

(g) Review regular quarterly earnings press releases and review, or establish standards for the type of information and the type of presentation of such information to be included in, other earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

(h) Review material pending legal proceedings involving the Company and other material contingent liabilities.

(i) Receive from the Chief Executive Officer and Chief Financial Officer a report of all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, and any fraud that involves management or other employees who have a significant role in the company’s internal controls over financial reporting.

(j) Discuss with the independent auditor the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), including any problems or difficulties the independent auditor may have encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

(k) Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

(l) Review any code of ethics or conduct established by management intended to comply with applicable SEC rules or NYSE listing standards, and monitor compliance with such code(s).

5.3 Oversight of Internal Audit Function

(a) Review the annual audit plans of the internal auditor, including any audit plans of firms retained to provide internal audit services, to ensure that there is an appropriate control process for reviewing and approving the Company’s internal transactions and accounting.

(b) Review the appointment and replacement of the senior internal auditing executive.

(c) Review the responsibilities, organizational structure, budget, and qualifications of the internal audit function.

(d) Review reports of the internal auditor, including reports of audit firms retained to provide internal audit services, management responses, plans for corrective actions, and reports on the completion of the corrective actions.

5.4 Other Responsibilities.

(a) Review the adequacy of this Charter annually and submit any proposed amendments to the Board for approval.

(b) Prepare a report for inclusion in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission.

(c) Report to the Board on a regular basis.

(d) Annually perform, or participate with the Nominating and Governance Committee in, an evaluation of the performance of the Committee, the results of which shall be presented to the Board.

(e) Perform such other activities as the Board or the Committee shall deem appropriate.

6. Authority and Resources of the Committee. The Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors as well as for the independent auditor. The Committee may determine appropriate funding needs for its own ordinary administrative expenses that are necessary and appropriate to carrying out its duties. Funding for such retained services shall be provided for by the Company.

XERIUM TECHNOLOGIES, INC.

Please take note of the important information enclosed with this proxy card. Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please vote by mail prior to the Annual Meeting of Stockholders to be held on June 6, 2007.

Thank you in advance for your prompt consideration of these matters.

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XERIUM TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS - JUNE 6, 2007

The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Thomas Gutierrez, Michael O’Donnell and Michael J. Stick, or any of them, each with full power of substitution, as proxies, to vote at the Annual Meeting of Stockholders of Xerium Technologies, Inc. (the “Company”) to be held at the Sheraton Imperial Hotel and Convention Center, 4700 Emperor Blvd., Durham, North Carolina, 27703, on Wednesday, June 6, 2007 at 10 A.M. North Carolina time, and any adjournment thereof, all the shares of Common Stock of the Company which the stockholder(s) could vote, if present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote as specified on the reverse.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

(Continued and to be signed on the reverse side.)

COMMENTS:

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF

XERIUM TECHNOLOGIES, INC.

June 6, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

1	ê Please detach along perforated line and mail in the envelope provided. ê

■ 20730000000000001000 4	060607

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:				2. Ratification of appointment of Ernst & Young LLP.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOMINEES:

☐	FOR ALL NOMINEES	m John S. Thompson m Thomas Gutierrez m Michael O’Donnell m Donald Aiken m Michael Phillips m Edward Paquette m John Saunders		Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
☐	FOR ALL EXCEPT (See instructions below)

(Use these circles to withhold authority. See Instructions below.)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Mark box at right if you have noted comments. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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